        TBPE REGISTERED ENGINEERING FIRM F-1580  FAX (713) 651-0849
        1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294 TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P., as independent oil and gas consultants, hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Occidental Petroleum Corporation (the “Company”) of references to Ryder Scott Company, L.P. and information from its letter dated February 5, 2020, relating to its review of the methods and procedures used by the Company for estimating its oil and gas proved reserves, included or made a part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
June 17, 2020
        SUITE 800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9 TEL (403) 262-2799 FAX (403) 262-2790
        633 17TH STREET, SUITE 1700 DENVER, COLORADO 80202 TEL (303) 339-8110